Exhibit 5.11
March 21, 2007
VIA EDGAR
United States Securities and Exchange Commission

Re:	Great Basin Gold Ltd. (the “Company”) Registration Statement on Form F-10 Consent of Expert
This letter is provided in connection with the Company’s Form F-10 registration statement originally dated March 21, 2007, and any amendments thereto and any registration statements filed pursuant to Rule 429 of the United States Securities Act of 1933, as amended (the “Registration Statement”).
I, Gideon Johannes (Deon) van der Heever, on behalf of GeoLogix Mineral Resource Consultants (Pty) Ltd (“GeoLogix”), hereby consent to the use of “Deon van der Heever”/ “GeoLogix” in connection with reference to my / GeoLogix’s involvement in the preparation of a technical report entitled “Technical report on the Resource Estimate on the Burnstone Property, Mpumalanga Province, South Africa” (the “Technical Report”) and to references to the Technical Report, or portions thereof, in the Registration Statement and to the inclusion and incorporation by reference of the information derived from the Technical Report in the Registration Statement.
Yours truly,
GeoLogix MRC (Pty) Ltd
/s/ Deon van der Heever
Deon van der Heever